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Exhibit 3.45

[STATE OF WEST VIRGINIA SEAL]

Certificate

I, Ken Hechler, Secretary of State of the
State of West Virginia, hereby certify that

by the provisions of Chapter 31, Article 1A, Section 7 of the West Virginia State Code, the Articles of Organization of

RIVERTON CAPITAL VENTURES I, LIMITED LIABILITY COMPANY

conform to law and are filed in my office. I therefore declare the organization to be a LIMITED LIABILITY COMPANY for the purposes set forth in its Articles, and I issue this

CERTIFICATE OF A LIMITED LIABILITY COMPANY

to which I have attached a duplicate copy of the Articles of Organisation.

[SEAL]	Given under my hand and the Great Seal of the State of West Virginia, on this TWENTY-SIXTH day of DECEMBER 1995
/s/ KEN HECHLER
Secretary of State.

FILED
DEC 27 1995
IN THE OFFICE OF
SECRETARY OF STATE
WEST VIRGINIA

ARTICLES OF ORGANIZATION
OF
RIVERTON CAPITAL VENTURES I, LIMITED LIABILITY COMPANY

        The undersigned, desiring to form a limited liability company pursuant to West Virginia Code section 31-1A-7, do hereby say as follows:

        1.     The name of the limited liability company shall be Riverton Capital Ventures I, Limited Liability Company.

        2.     The general purpose of the limited liability company is to encourage and assist in the creation, development and expansion of West Virginia businesses as permitted under the laws of the State of West Virginia.

        3.     The period of duration of the limited liability company shall expire on December 31, 2025.

        4.     The members of the limited liability company shall have the right, by unanimous consent, to continue the existence of the limited liability company in the event of its dissolution under the terms of applicable laws or any operating agreement.

        5.     The address of the office of the limited liability company shall be: 1524 Kanawha Boulevard, E., Charleston, WV, 25314.

        6.     The name and address of the initial registered agent of the limited liability company is:

  Riverton Coal Production, Inc.
  1524 Kanawha Boulevard, E.
  Charleston, West Virginia 25311

  Attn: Gary D. Kale

        IN WITNESS WHEREOF, the undersigned member of the limited liability company has executed these Articles of Organization on December 26th, 1995.

Riverton Coal Production, Inc.
By:	/s/ GARY D. KALE Gary D. Kale, President

Prepared By:

Steven F. Luby
Lewis, Friedberg, Glasser, Casey & Rollins
Attorneys-at-Law
700 One Valley Square
Charleston, WV 25301

STATE OF WEST VIRGINIA,
COUNTY OF KANAWHA to-wit:

        I, Geraldine S. Strickland, a Notary Public of said County, do certify that Gary D. Kale, President of Riverton Coal Production, Inc., executed these Articles of Organization on behalf of the limited liability company and have this day acknowledged the same before me in my said County.

        Given under my hand this 26th day of December, 1995.

        My commission expires: November 19, 2004.

[SEAL]

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Exhibit 3.45